EXHIBIT 10.16


                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          This Agreement and Plan of Merger ("Merger Agreement") is made as of November 7, 1995 by and among Eagle Point Software Corporation, a Delaware corporation ("Eagle Point"), Eagle Point Acquisition Corp., a Wisconsin corporation and wholly-owned subsidiary of Eagle Point ("Purchaser"), and ECOM Associates, Inc., a Wisconsin corporation (the "Company") (Purchaser and the Company are hereinafter collectively referred to as the "Constituent Corporations").


                             W I T N E S S E T H :


          WHEREAS, the Company was incorporated by the filing of Articles of Incorporation with the Secretary of State of the State of Wisconsin on November 29, 1973;

          WHEREAS, Purchaser was incorporated by the filing of Articles of Incorporation with the Secretary of State of the State of Wisconsin on November 2, 1995;

          WHEREAS, the Company is a Wisconsin corporation having authorized capital consisting of 2,500 shares of Common Stock, no par value per share (the "Company Common Stock"), and 240 shares of Preferred Stock, $.01 par value per share, and immediately prior to the Effective Time (as hereinafter defined) the only outstanding capital stock of the Company shall be 455 shares of Company Common Stock;

          WHEREAS, the number of shares of Company Common Stock outstanding and entitled to vote on this Merger Agreement is 455 shares of Company Common Stock;

          WHEREAS, the vote required to approve this Merger Agreement is a majority of the outstanding shares of Company Common Stock;

          WHEREAS, Purchaser is a Wisconsin corporation having an authorized capital of 100 shares of common stock, par value $.01 per share ("Purchaser Common Stock"), all of which is issued and outstanding and owned by Eagle Point;

          WHEREAS, the Board of Directors of each Constituent Corporation and of Eagle Point has approved this Merger

Agreement;


          WHEREAS, the Board of Directors of the Company has recommended the Merger (as hereinafter defined) to the stockholders of the Company and has directed that this Merger Agreement be submitted to the stockholders of the Company for approval;

          WHEREAS, all of the stockholders of the Company are concurrently herewith entering into a Supplemental Agreement (as described below) pursuant to which, among other things, the stockholders have agreed to consent to and approve the Merger and this Merger Agreement;

          WHEREAS, the approval of the Merger Agreement by the stockholders of Eagle Point is not required;

          WHEREAS, Eagle Point, as the sole stockholder of Purchaser, has approved this Merger Agreement on behalf of Purchaser; and

          WHEREAS, the Constituent Corporations, Eagle Point and the stockholders of the Company (the "Stockholders") are concurrently entering into a Supplemental Agreement (the "Supplemental Agreement") that, among other things, sets forth certain covenants, agreements, representations and warranties with respect to the Merger and the transactions contemplated by this Merger Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                                  THE MERGER
                                  ----------

          1.1 THE MERGER. Upon the terms and subject to the conditions hereof and of the Supplemental Agreement, and in accordance with the Wisconsin Business Corporation Law ("WBCL"), Purchaser shall be merged with and into the Company at the Effective Time (as hereinafter defined). Such merger is herein called the "Merger." Following the Merger, the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Purchaser in accordance with the WBCL.

          1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI of the Supplemental Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with respect thereto with the Secretary of

State of the State of Wisconsin pursuant to Section 180.1105 of the WBCL (the "Articles of Merger"). When used in this Merger Agreement, the term "Effective Time" shall mean the date and time of receipt of the Articles of Merger for filing by the Secretary of State of the State of Wisconsin, as indicated by the endorsement thereon, which Articles of Merger are filed by the Secretary of State of the State of Wisconsin.

          1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 180.1106 of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Purchaser and the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of Purchaser and the Company shall become the debts, liabilities and duties of the Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of Eagle Point.

          1.4 ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION; OFFICERS AND DIRECTORS. The Articles of Incorporation of the Company, as such Articles of Incorporation are amended and restated to read as set forth on Exhibit 1 hereto, shall be the Articles of Incorporation of Surviving Corporation until thereafter changed or amended; the By-laws of Purchaser shall be the By-laws of Surviving Corporation until thereafter changed or amended. From and after the Effective Time, until their successors are duly elected or appointed and qualified, the directors and officers of Surviving Corporation shall be as follows:


                                   DIRECTORS

                                Rodney L. Blum
                                 John F. Biver
                               Dennis J. George



                                   OFFICERS

                         Name                 Office
                         ----                 ------

                    Rodney L. Blum        President
                    John F. Biver         Vice President
                    Dennis J. George      Secretary


          1.5 EFFECT ON COMPANY COMMON STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of either of the Constituent Corporations:

          (a) Each issued and outstanding share of Purchaser Common Stock shall be converted into one share of common stock, par value $.01 per share, of Surviving Corporation. Each certificate of Purchaser evidencing ownership of any such shares of Purchaser Common Stock shall continue to evidence ownership of the same number of shares of common stock of Surviving Corporation.

          (b) All shares of Company Common Stock that are held in the treasury of the Company shall be canceled and no consideration shall be delivered in exchange therefor.

          (c) All shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, except shares canceled in accordance with Section 1.5(b), shall be converted, in the aggregate, into 29,730 shares of validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share (the "Eagle Point Common Stock"), of Eagle Point provided, however, that, notwithstanding anything contained in this Merger Agreement to the contrary, only 26,757 of the aggregate 29,730 shares of Eagle Point Common Stock to be issued by Eagle Point in accordance with the foregoing conversion provisions shall be distributable immediately following the Merger in accordance with this Merger Agreement to the holders of the issued and outstanding shares of Company Common Stock as of the Effective Time (the "Stockholders"), with the remaining 2,973 shares of Eagle Point Common Stock to be issued to be deposited as of the Effective Time in the escrow account established pursuant to the Indemnity Escrow Agreement (as defined in the Supplemental Agreement) and held and distributed as provided in the Indemnity Escrow Agreement and the provisions of subsection (d) below (such 26,757 shares of Eagle Point Common Stock described above as being distributable immediately following the Merger being herein referred to as the "Closing Merger Consideration"); and provided, further, that, with respect to the Closing Merger Consideration, each Stockholder shall be entitled hereunder to receive in respect of such Stockholder's shares of Company Common Stock held immediately prior to the Effective Time only such Stockholder's pro-rata portion of such Closing Merger Consideration as is attributable to such Stockholder's shares of Company Common Stock so held (such pro-rata portion to be based on the percentage which the aggregate number of shares of Company Common Stock held by such Stockholder immediately prior to the Effective Time represents of the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time).

          (d) In addition to the Closing Merger Consideration described in the immediately preceding subsection (c), each Stockholder shall have a conditional right to receive, in respect of the shares of Company Common Stock issued and outstanding and held by such Stockholder immediately prior to the Effective Time, such Stockholder's pro-rata portion (determined in the manner described in subsection (c) above) of any Distributable Indemnity Escrowed Shares (as defined in the Supplemental Agreement) that may become available for distribution to Stockholders pursuant to the provisions of Section 1.5 of the Supplemental Agreement and Section 1.8 of this Merger Agreement (any Distributable Indemnity Escrowed Shares that become so available for distribution to Stockholders being herein called the "Conditional Shares");

          (e) All shares of Company Common Stock (other than shares of Company Common Stock to be canceled in accordance with Section 1.5(b)), when so converted as provided in Section 1.5(c), shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate theretofore representing any such shares shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such certificate in accordance with Section 1.6, the portion of the Closing Merger Consideration and the Conditional Shares, if any, attributable to such shares.

          (f) Notwithstanding anything in this Merger Agreement to the contrary, the Stockholders, each of whom is a party to the Supplemental Agreement, by virtue of their execution of the Supplemental Agreement, have approved this Merger Agreement and the Merger and have waived any and all rights that they might otherwise have to demand appraisal for their shares of Company Common Stock in accordance with Section 13 of the WBCL.

          1.6  EAGLE POINT TO MAKE CERTIFICATES AVAILABLE; DIVIDENDS.

          (a) Eagle Point shall make available to Purchaser, on the date of the Effective Time, the certificates representing the 29,730 shares of Eagle Point Common Stock described in Section 1.5(c). The Purchaser shall make available to each holder of certificates representing shares of Company Common Stock ("Certificates") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Surviving Corporation) for use in effecting the surrender of the Certificates. Upon surrender by a holder to the Surviving Corporation of the Certificates held by such holder and delivery to the Surviving Corporation of a properly completed and executed letter of transmittal, the Surviving Corporation shall promptly deliver to such holder certificates for the shares of Eagle Point Common Stock that such holder shall be entitled under Section 1.5(c).

          (b) If the Closing Merger Consideration or any Conditional Shares (or any portion thereof) are to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Closing Merger Consideration or such Conditional Shares that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Surviving Corporation any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Surviving Corporation that such taxes have been paid or are not required to be paid. For purposes of this Merger Agreement, the term "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation will deliver or cause to be delivered in exchange for such lost, stolen or destroyed Certificate, with respect to each share of the Company Common Stock represented thereby, certificates for any portion of the Closing Merger Consideration and Conditional Shares, if any, deliverable in respect thereof as determined in accordance with this Article I. No bond shall be required in connection therewith.

          (d) No dividends or other distributions, if any, that are declared on or after the Effective Time on Eagle Point Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing shares of Eagle Point Common Stock, nor shall such persons be entitled to vote such shares of Eagle Point Common Stock, until such persons surrender their Certificates, as provided in this Article I. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such shares of Eagle Point Common Stock (a) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of Eagle Point Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (b) at the appropriate payment date, the amount of dividends or other distributions, if any, payable with respect to whole shares of Eagle Point Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive any such dividends on or other distributions be entitled to receive interest on such dividends or other distributions.

          1.7 NO FRACTIONAL SECURITIES. No certificates representing fractional shares of Eagle Point Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this
Article I, and no Eagle Point dividend or other distribution, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Eagle Point. In lieu of any fractional share, each holder of Eagle Point Common Stock who would otherwise have been entitled to a fraction of a share of Eagle Point Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying $18.50 by the fractional share interest to which such holder would otherwise be entitled. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of Company in lieu of any fractional interests, Eagle Point shall make such cash available to the Surviving Corporation, which in turn shall make available in accordance with this Merger Agreement such amounts to such former stockholders.

          1.8 RETURN OF THE CLOSING MERGER CONSIDERATION OR CONDITIONAL SHARES. Any portion of the Closing Merger Consideration or any Conditional Shares which remains undistributed to the Stockholders for six months after the termination of the Indemnity Escrow Agreement shall, to the extent permitted by applicable law, be delivered to Eagle Point, upon demand by Eagle Point, and any Stockholder who has not theretofore complied with this Article I shall thereafter look only to Eagle Point for payment of, and Eagle Point shall pay any such Stockholder's valid claim for, any portion of the Closing Merger Consideration or Conditional Shares, if any, to which such Stockholder is otherwise entitled to receive. Notwithstanding the foregoing, neither Eagle Point nor any other party shall be liable to any Stockholder for any cash delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          1.9 CONDITIONAL SHARES. In the event that, upon the termination of the Indemnity Escrow Agreement, any Distributable Indemnity Escrowed Shares remain available for distribution to Stockholders, such remaining Distributable Indemnity Escrowed Shares shall be disbursed by the Escrow Agent to the Surviving Corporation in accordance with the terms of the Indemnity Escrow Agreement and Section 1.5 of the Supplemental Agreement. Upon receipt of such Distributable Indemnity Escrowed Shares, the Surviving Corporation shall promptly deliver to each Stockholder certificates representing such Distributable Indemnity Escrowed Shares to which each Stockholder is entitled pursuant to Section 1.5(d) hereof which shall be mailed to such address as designated for such purpose in such Stockholder's executed letter of transmittal delivered to the Surviving Corporation pursuant to Section 1.6(a).

          1.10 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Closing Merger Consideration and Conditional Shares, if any, paid or payable upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid or be payable in full satisfaction of all rights of ownership, including voting rights, pertaining to the shares of Company Common Stock.

          1.11 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to Surviving Corporation, they shall be canceled and exchanged as provided in this Article I.

          1.12 FURTHER ASSURANCES. If, at any time after the Effective Time, Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Merger Agreement, Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of each of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Merger Agreement.


                                  ARTICLE II
                          CONDITIONS AND TERMINATION
                          --------------------------

          2.1 CONDITIONS. The obligations of each Constituent Corporation under this Merger Agreement are subject to the conditions that, prior to the Effective Time, each of the conditions to its obligations contained in Article VI of the Supplemental Agreement shall have been satisfied or waived.

          2.2 WAIVER. The Board of Directors or a duly authorized officer of a Constituent Corporation may, on behalf of such corporation, waive or extend the time for performance of any condition to its obligations under the Supplemental Agreement.

          2.3 TERMINATION. Notwithstanding the approval of this Merger Agreement by the Board of Directors, and its adoption by the stockholders of each Constituent Company, this Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time by:

          (a) The mutual consent of (or such later date as shall be mutually agreed to in writing by either Constituent Corporation) of the Constituent Corporations;

          (b) Either Constituent Corporation if the Merger has not become effective by December 31, 1995 (or such later date as shall be mutually agreed to in writing by either Constituent Corporation); provided that the party seeking termination is not in default or breach of the Supplemental Agreement; or

          (c) By the Company in the event of a breach by Eagle Point of any of its representations, warranties or covenants contained in the Supplemental Agreement, which breach is not cured by Eagle Point within 10 days after written notice of such breach;

          (d) By the Purchaser in the event of a breach by the Company or the Stockholders of any of their respective representations, warranties and covenants contained in the Supplemental Agreement, which breach is not cured by the Company or the Stockholders with 10 days after written notice of such breach; or

          (e) By Eagle Point in the event that it is advised by Deloitte & Touche L.L.P. that it is reasonably likely that the Merger will not be treated by the Securities and Exchange Commission as a pooling of interests for accounting purposes.

          (f) If the Supplemental Agreement is terminated in accordance with its terms.


                                  ARTICLE III
                                    GENERAL
                                    -------

          3.1 PARTIAL INVALIDITY. Wherever possible each provision of this Merger Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Merger Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Merger Agreement.

          3.2 SUCCESSORS AND ASSIGNS. This Merger Agreement shall not be assignable prior to the Effective Time by either Constituent Corporation without the written consent of the other, but, if assigned with such consent, shall inure to the benefit of and be binding upon the successor or assign of the assigning Constituent Corporation before the Effective Time and thereafter upon the Surviving Corporation.

          3.3 INTERPRETATION. This Merger Agreement shall be governed by the laws of the State of Wisconsin and may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings of the several articles and sections herein are for convenience of reference only and shall not be a part of or affect the meaning or interpretation of this Merger Agreement.

          IN WITNESS WHEREOF, the undersigned have caused this Merger Agreement to be executed by their respective officers thereunto duly authorized, and their respective seals to be affixed and attested, all as of the date first above written.



                              ECOM ASSOCIATES, INC.


                              By:  ______________________________
                                   Name:   Daniel G. Horn
                                   Title:  President



                              EAGLE POINT SOFTWARE CORPORATION


                              By:   ______________________________
                              Name:   Rodney L. Blum
                              Title:  Chairman, Chief Executive
                                         Officer and President



                              EAGLE POINT ACQUISITION CORP.


                              By:   ______________________________
                              Name:    Rodney L. Blum
                              Title:   President

- --------------------------------------------------------------------------------



                            SUPPLEMENTAL AGREEMENT


                         DATED AS OF NOVEMBER 7, 1995


                                 BY AND AMONG


                       EAGLE POINT SOFTWARE CORPORATION,


                        EAGLE POINT ACQUISITION CORP.,


                             ECOM ASSOCIATES, INC.


                                      AND


                   THE STOCKHOLDERS OF ECOM ASSOCIATES, INC.

                               TABLE OF CONTENTS

                                                                            Page

                              ARTICLE I THE MERGER

     1.1.    The Merger....................................................... 1
     1.2.    Filing of Articles of Merger..................................... 1
     1.3.    Closing.......................................................... 2
     1.4.    Merger Consideration............................................. 2
     1.5.    Indemnity Escrow................................................. 2

            ARTICLE II REPRESENTATIONS AND WARRANTIES OF EAGLE POINT

     2.1.    Organization of Eagle Point...................................... 3
     2.2.    Purchaser........................................................ 3
     2.3.    Authorization.................................................... 3
     2.4.    Non-Contravention................................................ 4
     2.5.    Valid Shares..................................................... 4

                  ARTICLE III REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS

     3.1.    Organization..................................................... 4
     3.2.    Subsidiaries and Investments..................................... 5
     3.3.    Capital Stock of the Company..................................... 5
     3.4.    Authorization.................................................... 6
     3.5.    Non-Contravention................................................ 6
     3.6.    Financial Statements............................................. 7
     3.7.    Operations Since Balance Sheet Date.............................. 7
     3.8.    No Undisclosed Liabilities...................................... 10
     3.9.    Taxes........................................................... 10
     3.10.   Availability of Assets and Legality of Use...................... 11
     3.11.   Governmental Permits............................................ 12
     3.12.   Real Property................................................... 12
     3.13.   Real Property Leases............................................ 12
     3.14.   Condemnation.................................................... 13
     3.15.   Personal Property............................................... 13
     3.16.   Personal Property Leases........................................ 13
     3.17.   Intellectual Property........................................... 13
     3.18.   Accounts Receivable; Inventories................................ 16
     3.19.   Title to Assets................................................. 16
     3.20.   Employees....................................................... 16
     3.21.   Employee Matters................................................ 17
     3.22.   Employee Benefit Plans.......................................... 17
     3.23.   Contracts....................................................... 17
     3.24.   Status of Contracts............................................. 19
     3.25.   No Violation, Litigation or Regulatory Action................... 19
     3.26.   Insurance....................................................... 20


     3.27.   Environmental Protection........................................ 20
     3.28.   Stockholders' Assets............................................ 21
     3.29.   No Finder....................................................... 21
     3.30.   Transactions with Affiliates.................................... 21
     3.31.   Pooling of Interests............................................ 21

         ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     4.1.    Authority....................................................... 21
     4.2.    Non-Contravention; Required Consents............................ 22
     4.3.    Ownership of Company Common Stock............................... 22
     4.4.    Investment...................................................... 22
     4.5.    Rule 144........................................................ 23

                ARTICLE V ADDITIONAL AGREEMENTS OF THE PARTIES

     5.1.    Ordinary Course................................................. 23
     5.2.    Access Prior to Closing; Certain Notices........................ 24
     5.3.    Regulatory and Other Authorizations............................. 24
     5.4.    Further Assurances.............................................. 25
     5.5.    Company Financial Statements.................................... 25
     5.6.    Delivery of Documents........................................... 25
     5.7.    Employees....................................................... 25
     5.8.    Eagle Point Financial Statements................................ 25
     5.9.    Continued Relationships......................................... 25
     5.10.   Transfer of Company Common Stock; Agreement to Vote
                for Merger................................................... 25
     5.11.   Preserve Accuracy of Representations and Warranties............. 26
     5.12.   Notification by the Company of Certain Matters.................. 26
     5.13.   Necessary Actions............................................... 26
     5.14.   Release of Stockholders from Guarantees......................... 26
     5.15.   Termination of 1989 Buy/Sell Agreement.......................... 27

                       ARTICLE VI CONDITIONS TO CLOSING

     6.1.    The Company's and the Stockholders' Conditions to
                Close........................................................ 27
     6.2.    Eagle Point's Conditions to Close............................... 28

                            ARTICLE VII THE CLOSING
     7.1.    Deliveries by the Company and the Stockholders.................. 30
     7.2.    Eagle Point's Deliveries........................................ 30

                         ARTICLE VIII INDEMNIFICATION

     8.1.    Indemnification by Stockholders................................. 31
     8.2.    Indemnification by Eagle Point.................................. 33
     8.3.    Indemnity by Stockholders Limited to Indemnity
                Escrowed Shares.............................................. 33



     8.4.    Additional Limitations.......................................... 34
     8.5.    Notice of Claims................................................ 34
     8.6.    Third Party Claims.............................................. 35
     8.7.    Exclusive Remedy................................................ 36

                            ARTICLE IX TERMINATION

     9.1.    Termination..................................................... 37
     9.2.    Effect of Termination........................................... 37

           ARTICLE X RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                 COMPLIANCE WITH SECURITIES ACT; REGISTRATION

     10.1.   Restrictions on Transferability................................. 38
     10.2.   Restrictive Legend.............................................. 38
     10.3.   Notice of Proposed Transfers.................................... 39
     10.4.   Piggy-Back Registration......................................... 39
     10.5.   Indemnification................................................. 41
     10.6.   Expenses of Registration........................................ 42
     10.7.   Termination of Registration Rights.............................. 42

                           ARTICLE XI MISCELLANEOUS

     11.1.   Expenses........................................................ 43
     11.2.   Notices......................................................... 43
     11.3.   Assignment...................................................... 44
     11.4.   Interpretation.................................................. 44
     11.5.   Counterparts.................................................... 44
     11.6.   Amendment....................................................... 45
     11.7.   Entire Agreement................................................ 45
     11.8.   Binding Effect.................................................. 45
     11.9.   Survival........................................................ 45
     11.10.  Severability.................................................... 45
     11.11.  Third Parties................................................... 46
     11.12.  Waivers......................................................... 46
     11.13.  Governing Law; Arbitration...................................... 46
     11.14.  Definitions..................................................... 46

EXHIBITS

A    Form of Agreement and Plan of Merger
B    Form of Indemnity Escrow Agreement
C    Form of Horn Employment Agreement
C-1  Form of Horn Non-Competition Agreement
D    Form of Buettner Employment Agreement
D-1  Form of Buettner Non-Competition Agreement
E    Form of Moeschberger Employment Agreement

F   Form of Director's Resignation


SCHEDULES

2.4      Non-Contravention
3.1      Organization
3.3      Capital Stock of the Company
3.5      Non-Contravention
3.6      Financial Statements
3.7      Operations Since Balance Sheet Date
3.8      No Undisclosed Liabilities
3.9      Taxes
3.10     Availability of Assets and Legality of Use
3.11     Governmental Permits
3.13     Real Property Leases
3.15     Personal Property
3.16     Personal Property Leases
3.17     Intellectual Property
3.18     Accounts Receivable
3.19     Title to Assets
3.20     Employees
3.21     Employee Relations
3.22(a)  Plans
3.22(b)  ERISA Plans
3.23     Contracts
3.25     No Violation, Litigation or Regulatory Action
3.26     Insurance
3.27(d)  Facilities
3.32     Transactions and Affiliates
4.2      Stockholder Non-Contravention

                            SUPPLEMENTAL AGREEMENT

     SUPPLEMENTAL AGREEMENT dated as of November 7, 1995 by and among Eagle Point Software Corporation, a Delaware corporation ("Eagle Point"), Eagle Point Acquisition Corp., a Wisconsin corporation ("Purchaser"), ECOM Associates, Inc., a Wisconsin corporation (the "Company"), and the undersigned stockholders of the Company (individually, a "Stockholder" and collectively, the "Stockholders").


                                  WITNESSETH:

     WHEREAS, concurrently with the execution and delivery of this Agreement, Eagle Point, Purchaser and the Company are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), in the form of Exhibit A attached hereto, which provides, among other things, for the merger of Purchaser with and into the Company (the "Merger") pursuant to the applicable laws of the State of Wisconsin;

     WHEREAS, the parties hereto believe it is desirable to enter into this Agreement in order to set forth the representations and warranties made by Eagle Point, the Company and the Stockholders in connection with the Merger, to set forth certain covenants and agreements of the parties and to set forth various other provisions relating to the Merger and the relative rights and obligations of the parties with respect thereto; and

     WHEREAS, certain terms are defined in the Merger Agreement which shall have the same meaning when used in this Agreement unless otherwise defined herein, the definitions of such terms being incorporated herein as if set forth in full herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE I

                                  THE MERGER

     1.1. THE MERGER. Subject to the terms and conditions of this Agreement and as more particularly described in the Merger Agreement, Purchaser shall be merged with and into the Company at the Effective Time (as defined in the Merger Agreement).

     1.2. FILING OF ARTICLES OF MERGER. The Company, Eagle Point and the Purchaser shall cause Articles of Merger ("Articles of Merger"), duly executed in accordance with Section 180.1105 of Wisconsin Business Corporation Law (the "WBCL"), to be filed on the Closing Date (or on such other date as Eagle Point and the Company may agree) with the Secretary of State of the State of Wisconsin in accordance with the WBCL.

     1.3. CLOSING. The closing of the Merger (the "Closing") shall take place on November 9, 1995, or on such other date as Eagle Point and the Company may agree. The time and date on which the Closing is actually held is sometimes referred to herein as the "Closing Date."

     1.4. MERGER CONSIDERATION. Subject to the provisions of Article I of the Merger Agreement, as of the Effective Time, by virtue of the Merger, the aggregate outstanding shares of Company Common Stock immediately prior to the Effective Time shall be converted, in the aggregate, into 29,730 shares of Eagle Point common stock, par value $.01 per share ("Eagle Point Shares"). Of the 29,730 Eagle Point Shares issuable in connection with the Merger, certificates representing 26,757 of such shares shall be distributed to the Stockholders as of the Effective Time in accordance with the Merger Agreement. Certificates representing the remaining 2,973 shares shall be deposited in the escrow account described in Section 1.5 below and shall be held and subsequently disbursed in accordance with the terms, conditions and provisions of the Indemnity Escrow Agreement described in Section 1.5.

     1.5. INDEMNITY ESCROW. On or prior to the Closing Date, the Company, the Stockholders, Eagle Point and Dennis D. Faber, Jr., P.C., as escrow agent (the "Escrow Agent"), shall enter into an Indemnity Escrow Agreement, substantially in the form of Exhibit B (the "Indemnity Escrow Agreement"), providing for the establishment of an escrow account with the Escrow Agent to secure the obligations of the Stockholders to Eagle Point pursuant to Article VIII. At the Closing, Eagle Point shall deposit into the escrow account so established 2,973 Eagle Point Shares (the "Indemnity Escrowed Shares"), with such shares so deposited to be held and subsequently disbursed in accordance with the terms, conditions and provisions of the Indemnity Escrow Agreement. The right of any Stockholder to receive any Indemnity Escrowed Shares held in such escrow account shall be conditioned upon such Indemnity Escrowed Shares not being otherwise distributed in accordance with the Indemnity Escrow Agreement to indemnify or reimburse Eagle Point for Losses or Expenses in accordance with Section VIII. Upon termination of the Indemnity Escrow Agreement, any Indemnity Escrowed Shares remaining in such escrow account (after making adequate provision for any distributions to Eagle Point, as contemplated by the immediately preceding sentence) (such remaining shares being herein referred to as the "Distributable Indemnity Escrowed Shares") shall be distributed to the Stockholders in such proportion and in such manner as provided in the Merger Agreement and the Indemnity Escrow Agreement.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF EAGLE POINT

     Eagle Point represents and warrants to the Company and the Stockholders as follows:

     2.1. ORGANIZATION OF EAGLE POINT. Eagle Point is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted.

     2.2. PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Purchaser has not conducted any business activities prior to the date of this Agreement, other than the negotiation and execution of this Agreement and the Merger Agreement. All outstanding shares of capital stock of Purchaser are owned, beneficially and of record, by Eagle Point.

     2.3. AUTHORIZATION. (a) Eagle Point has full corporate power and authority to enter into this Agreement, the Merger Agreement, the Indemnity Escrow Agreement, the Horn Employment Agreement, the Buettner Employment Agreement and the Moeschberger Employment Agreement, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by Eagle Point of this Agreement, the Merger Agreement, the Indemnity Escrow Agreement, the Horn Employment Agreement, the Buettner Employment Agreement and the Moeschberger Employment Agreement, and the actions to be taken by Eagle Point contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of Eagle Point and no other corporate proceedings on the part of Eagle Point are necessary with respect hereto or thereto. This Agreement, the Merger Agreement, the Indemnity Escrow Agreement, the Horn Employment Agreement, the Buettner Employment Agreement and the Moeschberger Employment Agreement constitute the valid and binding obligations of Eagle Point, in each case enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a pro-ceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

          (b) Purchaser has full corporate power and authority to enter into this Agreement and the Merger Agreement, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by Purchaser of this Agreement and the Merger Agreement and the actions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors and the sole stockholder of Purchaser and no other corporate proceedings on the part of Purchaser are necessary with respect hereto or thereto. This Agreement and the Merger Agreement constitute the valid and binding obligations of Purchaser, in each case enforceable in accordance with its terms, subject to (i) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (ii) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     2.4. NON-CONTRAVENTION. Neither the execution or delivery of this Agreement, the Merger Agreement, the Indemnity Escrow Agreement, the Horn Employment Agreement, the Buettner Employment Agreement or the Moeschberger Employment Agreement by Eagle Point or this Agreement or the Merger Agreement by Purchaser, nor the consummation of the transactions contemplated hereby or thereby by Eagle Point and Purchaser, will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, the respective charters or Bylaws of Eagle Point or Purchaser or any material agreement, instrument or indenture to which Eagle Point or Purchaser is a party or by which either is bound; (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Eagle Point or Purchaser; or (c) require, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by Eagle Point or Purchaser of any declaration, filing or registration with, any third party or any Governmental Body, except for the filing of a copy of the Articles of Merger with the Secretary of State of the State of Wisconsin and except as set forth in Schedule 2.4 attached hereto.

     2.5. VALID SHARES. The issuance of the Eagle Point Shares in connection with the Merger has been duly authorized on behalf of Eagle Point and such shares, when issued pursuant to this Agreement and the Merger Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY AND THE STOCKHOLDERS

     The Company and the Stockholders, jointly and severally, represent and warrant to Eagle Point as follows:

     3.1. ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin and has filed with the Wisconsin Secretary of State the most recent annual report required to be filed by it. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in
Schedule 3.1, which jurisdictions are the only ones in which the ownership or leasing of its properties or the conduct of its business requires such qualification, and no other jurisdiction has demanded, requested or otherwise indicated that the Company is required to so qualify. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. The Company has delivered or otherwise made available to Eagle Point true and complete copies of the Company's Articles of Incorporation, as in effect on the date hereof, Bylaws, as in effect on the date hereof, minute books and stock transfer records.

     3.2. SUBSIDIARIES AND INVESTMENTS. The Company does not, directly or indirectly, (a) own, of record or beneficially, or own or hold the right to acquire, any outstanding voting or equity securities or other voting or equity interests in any corporation, partnership, joint venture or other entity or (b) otherwise control any such corporation, partnership, joint venture or other entity.

     3.3. CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of (i) 2,500 shares of Common Stock, no par value per share ("Company Common Stock"), 455 of which are duly and validly issued and outstanding, fully paid and nonassessable (except to the extent otherwise provided by Section 180.0622(2)(b) of the WBCL, as judicially interpreted), 600 of which are held by the Company as treasury shares and the remainder of which have never been issued by the Company and (ii) 240 shares of Preferred Stock, $.01 par value per share, of which no shares are outstanding and 240 shares are held by the Company as treasury shares. None of the issued and outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person or in violation of applicable federal or state securities laws. Except for this Agreement, the Merger Agreement and the Stock Restriction and Purchase Agreement dated 1989 among the Company and the Stockholders (the "1989 Buy/Sell Agreement"), there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments, plans or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, or transfer of any shares of Company Common Stock or any other securities of the Company. Except as set forth on Schedule
3.3 and except pursuant to applicable laws, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of the Company or on the ability of the Company to declare and pay dividends.

     Schedule 3.3 sets forth a true and complete list of the name and address of each of the holders of record of the Company Common Stock and the respective number of outstanding shares held of record by each such holder; such Company Common Stock is held free and clear of all Encumbrances created by the Company and, to the knowledge of the Company, such shares are beneficially owned by such holders free and clear of all Encumbrances.

     3.4. AUTHORIZATION. The Board of Directors of the Company has declared the Merger advisable and has duly resolved to recommend that the Merger and the Merger Agreement be approved by the Stockholders. The Stockholders have each duly approved the Merger and the Merger Agreement. The Company has full corporate power and authority to enter into this Agreement, the Merger Agreement and the Indemnity Escrow Agreement and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by the Company of this Agreement, the Merger Agreement and the Indemnity Escrow Agreement and the actions to be taken by the Company contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger Agreement and the transactions contemplated thereby. Each of this Agreement, the Merger Agreement and the Indemnity Escrow Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (a) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (b) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally.

     3.5. NON-CONTRAVENTION. Except for the 1989 Buy/Sell Agreement which the Company and the Stockholders will terminate at or prior to Closing, neither the execution or delivery of this Agreement or the Merger Agreement by the Company nor the consummation of the transactions contemplated hereby or thereby by the Company will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of the Company; (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any provisions of any material agreement (including, without limitation, any loan agreements or promissory note), indenture or instrument to which the Company is a party or by which the Company or is bound; (c) result in the creation or imposition of any Encumbrance on any of the property of the Company; (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (e) require on the part of the Company or the Stockholders, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by the Company of any declaration, filing or registration with, any third party or any Governmental Body, except for the filing of a copy of the Articles of Merger with the Secretary of State of the State of Wisconsin and except as set forth on Schedule
3.5 attached hereto.

     3.6. FINANCIAL STATEMENTS. Schedule 3.6 contains (a) the unaudited balance sheets of the Company as of March 31, 1994 and 1995 and the related statements of income and statements of retained earnings of the Company for the years ended March 31, 1994 and 1995, and the notes to such financial statements (collectively, the "Company's Financial Statements") and (b) the unaudited balance sheet (the "Balance Sheet") of the Company as of September 30, 1995 (the "Balance Sheet Date") and the related statement of income of the Company for the six-month period ended September 30, 1995 (collectively, the "Company's Interim Financial Statements").

     Except as set forth on Schedule 3.6, the Company's Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be noted therein, are true and correct and present fairly the financial condition and the results of operations and cash flows of the Company as of the dates and for the periods indicated. The Company's Interim Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Company's Financial Statements except as may be noted therein, are true and correct and present fairly the financial condition and results of operations and cash flows of the Company as of the Balance Sheet Date and for the nine-month period then ended, subject to normal year-end adjustments.

     3.7.  OPERATIONS SINCE BALANCE SHEET DATE.  (a)  Except as set forth on
Schedule 3.7, during the period from the Balance Sheet Date to the date hereof, inclusive, there has been:

          (i) no material adverse change in the Business or the results of operations, properties or condition (financial or otherwise) of the Company, and no fact or condition exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future; and

          (ii) no damage, destruction, loss or claim made or filed against the Company (whether or not covered by insurance) or condemnation or other taking which materially adversely affects the Business or the results of operations, properties or condition (financial or otherwise) of the Company.

          (b) Except as set forth on Schedule 3.7, since the Balance Sheet Date, the Company has conducted the Business only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth on Schedule 3.7, the Company has not:

          (i) sold, leased, transferred or otherwise disposed of (including any transfers from the Company to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the assets reflected on the Balance Sheet or any assets acquired after the Balance Sheet Date, except for sales of inventory in the ordinary course of business consistent with past practice;

          (ii) canceled without fair consideration therefor any debts owed to or claims held by the Company (including the settlement of any claims or litigation) or waived any rights of material value;

          (iii) created, incurred, guaranteed or assumed any indebtedness for borrowed money or entered into any capitalized leases;

          (iv)  accelerated collection of any note or
     account receivable to a date prior to the date such collection would have occurred in the ordinary course of business consistent with past practice;

          (v) delayed payment of any account payable or other liability of the Company beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (vi) allowed the levels of raw materials, supplies, work-in-process, finished goods or other materials included in its inventory to vary in any material respect from levels customarily maintained;

          (vii) granted any bonus or other special compensation or increased the compensation or benefits payable or to become payable to any directors, officers or employees except, in the case of employees, for increases in the normal course of operations consistent with past compensation practice or instituted any increase in or otherwise amended any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan except for increases required by law;

          (viii) sold, assigned or transferred any patents, trademarks, tradenames, copyrights, Software (as defined in Section 3.17) (except in the ordinary course of business consistent with past practice), trade secrets or other similar intangible assets, or disclosed any proprietary or confidential information to any person or entity (other than Eagle Point, its Affiliates and agents);

          (ix) extended credit other than in the ordinary course of business or permitted any change in credit practices or in the method of maintaining books, accounts or business records;

          (x) declared, set aside or paid any dividend or made any other distribution (whether in cash, stock or other property) to any of the Stockholders in respect of any Company Common Stock or other securities of the Company;

          (xi) purchased, redeemed, called for purchase or redemption or otherwise acquired any shares of Company

     Common Stock or any other securities of the Company;

          (xii) made any write-down of the value of any inventory or write-offs as uncollectible of any notes or accounts receivable except for write-downs and write-offs in the ordinary course of business and consistent with past practice, none of which would reasonably be expected to have a material adverse effect on the Business or the results of operations, properties or condition (financial or otherwise) of the Company;

          (xiii) made capital expenditures involving aggregate payments in excess of $20,000;

          (xiv) except as otherwise contemplated herein, entered into any transaction other than in the ordinary course of business or any transaction (not involving purchases and sales of inventory) including commitments for expenditures in excess of $20,000;

          (xv) made any changes in the accounting methods or practices followed by the Company; or

          (xvi)  agreed or committed to do or authorized any of the foregoing.

     3.8. NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.8, to the knowledge of the Company or any of the Stockholders, the Company is not subject to any obligation or liability of a kind required to be included as a liability on the Company's balance sheets under the method of accounting described at Section 3.6 hereof (including, without limitation, unasserted claims whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or recovered for on the Balance Sheet, other than (a) liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and (b) such other liabilities, in each case reasonably incurred in the ordinary course of business after the Balance Sheet Date, none of which, individually or in the aggregate, would have a material adverse effect on the Business or the results of operations, properties or condition (financial or otherwise) of the Company and none of which is a liability for breach of contract, breach of warranty, tort, infringement or other lawsuit.

     3.9. TAXES. (a) Except as set forth on Schedule 3.9, (i) all Tax Returns, required to be filed by or on behalf of the Company prior to the Closing Date have been or will be timely filed and such Tax Returns as so filed are or will be complete and accurate and disclose all Taxes required to be paid for the periods covered thereby; (ii) no extension of time in which to file any such Tax Returns is in effect or has been requested; (iii) all Taxes for which the Company is liable relating to any period ending on or prior to the Closing Date (or the portion of any Tax period ending on or prior to the Closing Date) shall have been paid or, if not yet due and payable, properly accrued for as of the Closing Date; (iv) all Taxes for which the Company is liable for periods beginning before and ending on or after the Closing Date have been paid as required by law in a timely manner or, if not yet due and payable, have been properly accrued for; (v) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or will be paid to the proper Governmental Body; (vi) there are no Tax liens (except for liens relating to current Taxes not yet due) on any property of the Company and no basis exists for any such liens; (vii) no audit of any kind has been conducted with respect to any Tax Return by an appropriate Taxing authority; (viii) all deficiencies which have been asserted as a result of such examinations have been fully paid or finally settled, and no issue has been raised in any such examination which, by application of similar principles, reasonably would be expected to result in assertion of a deficiency for any other year not so examined; (ix) neither the Company has executed or entered into a closing agreement pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code"), or any predecessor provision or any similar provision of state, local or foreign law; (x) there are no outstanding agreements or waivers extending the statutes of limitations with respect to the assessment of any Tax and no such agreements or waivers have been requested;
(xi) the Company has not incurred any liability with respect to Taxes based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital stock or surplus, properties or assets except in the ordinary course of business, or any liabilities for interest or penalties with respect to the foregoing; and (xii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company or any of its subsidiaries and no basis exists therefor.

          (b) As a result of the Merger, none of the Company, the Surviving Corporation or Eagle Point will be obligated to make a payment to an individual employed by the Company that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (c) For any Taxable period as to which the relevant statute of limitations will not have expired as of the Closing Date, the Company has not been a member of an affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or has filed Tax Returns with a group of corporations filing a combined, consolidated or unitary income Tax Return.

     3.10.  AVAILABILITY OF ASSETS AND LEGALITY OF USE.  Except as set forth on
Schedule 3.10, the assets owned or leased by the Company, or which the Company is entitled to use under license or other agreements, constitute all the assets used by the Company in the conduct of the Business (including, but not limited to, all books, records, computers and computer programs and data processing systems), and the tangible assets owned or leased by the Company are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which they are intended, and any intangible asset listed on Schedule 3.17(a)(ii) will perform as specified in the User Manual for such intangible asset. Except as set forth on Schedule 3.10, to the knowledge of the Company and the Stockholders, (a) all such assets and their uses conform to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits (including, without limitation, all electrical, building, zoning, environmental and occupational safety and health Requirements of Law), and (b) no written notice of any existing violation of any of such matters relating to such assets or their use has been received by the Company or any of the Stockholders.

     3.11. GOVERNMENTAL PERMITS. The Company owns, holds or possesses all governmental licenses, franchises, permits, privileges, variances, immunities, approvals and other authorizations which are necessary to entitle it to own, lease, operate and use its assets and properties and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits"). Schedule 3.11 sets forth a list and brief description of each such Governmental Permit.

     The Company has fulfilled and performed its respective obligations under each of such Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit, or permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the right of the Company under any such Governmental Permit. No notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received or is known by the Company or any of the Stockholders. Except as set forth on Schedule 3.11, each of the Governmental Permits is valid, subsisting and in full force and effect and will continue in full force and effect after the Closing, in each case without (a) the occurrence of any breach, default or forfeiture of rights thereunder or (b) the consent, approval, or act of, or the making of any filing with, any Governmental Body or other party.

     3.12. REAL PROPERTY. The Company does not own any real property and there does not exist any option or right to purchase held by the Company to acquire any real property.

     3.13. REAL PROPERTY LEASES. Schedule 3.13 sets forth a list and brief description of each lease or similar agreement (with each such listed lease or similar agreement attached thereto) under which the Company is lessee of, or holds or operates, any real property owned by any third party. Except as set forth on Schedule 3.13, there are no subleases, tenancies or other rights of occupancy affecting all or any part of such leases. The Company has the right to quiet enjoyment of the premises described in any lease identified on such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of the Company therein is not subject or subordinate to any Encumbrance held by persons claiming by, through or under the Company, except for Permitted Encumbrances.

     3.14. CONDEMNATION. Neither the whole nor any part of any real property listed on Schedule 3.12 or Schedule 3.13 is subject to any pending suit for condemnation or other taking by any public authority and, to the knowledge of the Company or any of the Stockholders, no such condemnation or other taking is threatened.

     3.15. PERSONAL PROPERTY. Schedule 3.15 contains a detailed list as of October 15, 1995 of all machinery, equipment, vehicles, furniture and other personal property owned by the Company having an original cost of $1,000 or more.

     3.16. PERSONAL PROPERTY LEASES. Schedule 3.16 contains a brief description of each lease or other agreement or right, whether written or oral, under which the Company is lessee of, or holds or operates, any machinery, equipment, computer hardware and related peripheral equipment, vehicle or other tangible personal property owned by a third party.

     3.17. INTELLECTUAL PROPERTY. (a) Schedule 3.17 contains a list and detailed description of:

          (i) all United States and foreign patents and patent applications and patent disclosures (whether or not patentable or reduced to practice) owned or controlled by the Company, showing in each case: the registered or other owner of the patent, patent application, patent disclosure or invention; the product, work product, device or process covered thereby, the application and/or registration date, number and country (if any) and the name of each inventor to any of the foregoing;

          (ii) all United States and foreign copyrights, registered or unregistered, copyrighted works and copyright registration applications owned or controlled by the Company, showing in each case: the title of the copyright or copyrighted work; the product, work product, device, process, service, business or publication to which the same relates; the application and/or registration date, number and country (if any); the registered or other owner; and each author to any of the foregoing;

          (iii) all computer software programs and software systems (including, without limitation, all data, databases, compilations, tool sets, related documentation and materials, whether in source code, object code or human readable form and regardless of media), developed by or for the Company or otherwise used in the Business ("Software"), showing in each case the title, release, serial/registration number and quantity;

          (iv) all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for by the Company, and all other United States, state and foreign trademarks, service marks and trade names owned or used by the Company or in which the Company or holds any right, license, sublicense or interest, showing in each case the product, device, process, service, business or publication covered thereby, the registered or other owner, registration date and number, if any, and, in the case of any such right, license, sublicense or interest, a description thereof;

          (v) all agreements, commitments, contracts, understandings, licenses, sublicenses, assignments and indemnities which relate or pertain to any asset, property or right of the character described in the preceding clause to which the Company is a party, showing in each case the parties and the material terms;

          (vi) all licenses, sublicenses or agreements which are material to the Business and which relate or pertain to mailing lists, know-how, trade secrets, disclosures or uses of ideas to which the Company is a party, showing in each case the parties and the material terms; and

          (vii) all registered and unregistered assumed or fictitious names under which the Company is conducting the Business or has within the previous three years conducted the Business.

          (b) All patents listed on Schedule 3.17 as being owned, controlled or used by the Company are valid and in force and all patent applications of the Company or any of its subsidiaries listed therein are in good standing, all without challenge of any kind, and, except as otherwise set forth on Schedule 3.17, the Company owns the entire right, title and interest in and to such patents and patent applications, free and clear of all Encumbrances, except Permitted Encumbrances. All of the registrations for trademarks, service marks, trade names and copyrights listed on Schedule 3.17 as being owned, controlled or used by the Company are valid and in force and all applications for such registrations are pending and in good standing, all without challenge of any kind, and, except as otherwise set forth on Schedule 3.17, the Company owns the entire right, title and interest in and to all such trademarks, service marks, trade names and copyrights so listed as well as the registrations and applications for registration therefor, free and clear of all Encumbrances, except Permitted Encumbrances. Correct and complete copies of all the patents and patent applications and of all of the trademarks, service marks, trade names and copyrights and registrations, applications or deposits therefor and all the agreements, commitments, contracts, understandings, licenses, sublicenses, assignments, and indemnities listed on Schedule 3.17 have heretofore been delivered or otherwise made available by the Company to Eagle Point.

          (c) Except as disclosed on Schedule 3.17, the Company owns the entire right, title and interest in and to, free and clear of all Encumbrances, except Permitted Encumbrances, or has the perpetual royalty-free right to use, all patents, trademarks, service marks, trade names, copyrights, inventions, improvements, processes, formulae, trade secrets, Software, mailing lists, know-how, and proprietary or confidential information used in conducting the Business. Except as set forth on Schedule 3.17, to the knowledge of the Company or any of the Stockholders, no infringement of any patent, patent right, trademark, service mark, trade name, copyright, proprietary or other property right has occurred or results in any way from the operations or business of the Company. No claim of invalidity of any patent described on Schedule 3.17 has been made, and no proceedings are pending or, to the knowledge of the Company or any of the Stockholders, threatened against the Company, which challenge the validity, ownership or use of any patent, trademark, service mark, trade name or copyright or the ownership or use of any other right or property described on
Schedule 3.17, and, except as specifically disclosed on Schedule 3.17, none of the Company or any of the Stockholders knows of any infringing use of any of the same by others. Except as specifically disclosed on Schedule 3.17, none of the Company or any of the Stockholders has had any notice of, and, to the knowledge of the Company or any of the Stockholders, there is no basis for, a claim against the Company or that the operations, activities, products, equipment, machinery or processes of the Company infringe the patents, trademarks, service marks, trade names, copyrights, proprietary or other property rights of others.

          (d) Except as set forth on Schedule 3.17, to the knowledge of the Company or any of the Stockholders, all Software (i) has been developed and used, and is owned exclusively, by the Company; (ii) has never been improperly copied or used in violation of any intellectual property right, agreement, license or sublicense; (iii) has been maintained and protected with appropriate proprietary notices, confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein; (iv) includes the source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), "workbenches," tools and higher level (or "proprietary") language used for the development, maintenance and implementation of the Software that may be necessary to render such materials understandable and usable by a trained computer programmer so that such computer programmer could develop, maintain, support and compile all versions of the Software currently in use or used in the Business since January 1, 1992; and (v) is not subject to any site, equipment or other operational limitations.

          (e) Except as set forth on Schedule 3.17, to the knowledge of the Company or any of the Stockholders, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Software on behalf of the Company either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that gives the Company full, effective, exclusive and original ownership of all the Software; or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all the Software.

     3.18. ACCOUNTS RECEIVABLE; INVENTORIES. (a) All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of business and, to the knowledge of the Company, or any of the Stockholders, are not subject to counterclaims or setoffs. Except as set forth on Schedule 3.18, no such receivable has been outstanding for more than 90 days beyond its due date. Eighty-five percent (85%) of the accounts receivable reflected on the Balance Sheet are good and collectible in the ordinary course of business at the aggregate amounts recorded in respect thereof.

     3.19. TITLE TO ASSETS. Except as set forth on Schedule 3.19, the Company has good title to all of its tangible assets reflected on the Balance Sheet or thereafter acquired (except those sold or otherwise disposed of in the ordinary course of business consistent with past practice), free and clear of all Encumbrances except Permitted Encumbrances.

     3.20. EMPLOYEES. The only full-time employees of the Company are: the Stockholders, James Michael and Judith Horn. Schedule 3.20 contains the annual compensation and a description of the fringe benefits provided to each such employee as of October 15, 1995. As of the date hereof, all bonuses payable to employees of the Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any bonuses or increases in compensation.

     3.21. EMPLOYEE MATTERS. Except as set forth on Schedule 3.21, the Company and has complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     3.22. EMPLOYEE BENEFIT PLANS. (a) Set forth on Schedule 3.22(a) is a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of

ERISA) (the "Pension Plans") and each "employee welfare benefit plan" (the "Welfare Plans") maintained by the Company or which provides or will provide benefits to present or prior employees of the Company (the Pension Plans and Welfare Plans being the "ERISA Benefit Plans"). In addition, set forth on
Schedule 3.22(a) is a true and complete list of each stock ownership, stock purchase or stock option plan maintained by the Company. Except as set forth on
Schedule 3.22(a), the Company has never maintained or been required to contribute to any "employee pension benefit plan" subject to Section 302 of ERISA or any "multiemployer plan," as such term is defined in Section 3(37) of ERISA. The Company does not have, and has not had since 1987, any ERISA Affiliate.

          (b) Neither the Company nor any of the Stockholders, any other "disqualified person" (within the meaning of Section 4975 of the Code) or any "party in interest" (within the meaning of Section 3(14) of the Code) has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any of the ERISA Benefit Plans. Except as disclosed on Schedule 3.22(b), each of the ERISA Benefit Plans (i) has been administered in accordance with its terms and (ii) complies in form, and has been administered in accordance, with the requirements of ERISA and, where applicable, the Code. Except as disclosed on Schedule 3.22(b), the Company has no obligations under any of the ERISA Benefit Plans or otherwise to provide health benefits to its former employees, except as specifically required by law. The Company has at all times complied with the health care continuation requirements of Part 6 of Title I of ERISA.

     3.23. CONTRACTS. Except as set forth on Schedule 3.23 or any other Schedule hereto, the Company is not a party to or bound by:

          (a) any contract for the purchase, sale or lease of real property or any option to purchase or sell real property;

          (b) any contract which is material to the Business and which relates to the purchase, licensing or development of any computer software, hardware or data bases used or to be used by the Company, excluding licensing agreements under which the Company, in the ordinary course of its business, licenses others to use software;

          (c) any purchase order, agreement or commitment obligating the Company, to purchase any products, publications or services or to provide any advertising in the Company's publications and which (i) is not terminable by the Company without payment or penalty upon 60 days' (or less) notice, (ii) relates to purchases in an aggregate amount exceeding $5,000 or (iii) is presently expected to result in a loss upon completion or performance thereof in an amount in excess of $5,000;

          (d) any indebtedness, obligation or liability for borrowed money, or liability for the deferred purchase price of property in excess of $5,000 (excluding normal trade payables), or any instrument guaranteeing any indebtedness, obligation or liability, or any obligation to incur any indebtedness, obligation or liability;

          (e) any joint venture, partnership or other arrangement involving a sharing of profits involving the Company;

          (f) any agreement which is material to the Business and which includes provisions regarding minimum volumes or volume discounts, excluding outstanding price quotations;

          (g) any agreement which is material to the Business and pursuant to which a rebate, discount, bonus, commission or other payment with respect to the sale of any product or publication of the Company or the provision of any advertising in the Company's publications will be payable or required after the Closing;

          (h) any guarantee of the obligations of the Company's customers, suppliers, officers, directors, employees or Affiliates or others;

          (i) any consignment, distributor, dealer, manufacturer's representative, sales agency, advertising representative or advertising or public relations contract which is material to the Business;

          (j) any agreement limiting the Company's ability to engage in any business anywhere in the world;

          (k)  any confidentiality agreement, other than with Eagle Point; or

          (l)  any contract not made in the ordinary course of business.

     3.24. STATUS OF CONTRACTS. Each of the leases, contracts and other agreements listed on Schedules 3.13, 3.16, 3.17, 3.22(a) and 3.23, (collectively, the "Material Contracts"), constitutes a valid and binding obligation of the Company and, to the knowledge of the Company or any of the Stockholders, the other parties thereto, and is in full force and effect and each of the Material Contracts (except as set forth in Schedule 3.5 and except for those Material Contracts which by their terms will expire prior to the Closing Date or will be otherwise terminated prior to the Closing Date in accordance with the provisions hereof) will continue in full force and effect after the Closing Date, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Company has fulfilled and performed its obligations under each of the Material Contracts and the Company is not in, or, to the knowledge of the Company and the Stockholders, alleged to be in, breach or default under, nor is there or, to the knowledge of the Company and the Stockholders, is there alleged to be any basis for termination of any of the Material Contracts. To the knowledge of the Company or any of the Stockholders, no other party to any of the Material Contracts has breached or defaulted thereunder. No event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the knowledge of the Company or either of the Stockholders, by any other party. The Company is not currently renegotiating any of the Material Contracts or paying liquidated damages in lieu of performance thereunder.

     3.25. NO VIOLATION, LITIGATION OR REGULATORY ACTION. Except as set forth on Schedule 3.25:

          (a) To the knowledge of the Company and the Stockholders, the Company has complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees stipulations, awards or orders of any Governmental Body which are applicable to the Company;

          (b) No notice has been served upon the Company by any Governmental Body or other person of any violation of any Requirements of Law or calling attention to the necessity of any work, repairs, new construction, installation or alteration of any real or personal property owned, leased or used by the Company;

          (c) There are no lawsuits, claims, suits, proceedings or, to the knowledge of the Company or any of the Stockholders, threatened against the Company or investigations pending regarding the Company nor, to the knowledge of the Company or any of the Stockholders, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending or contemplated in which the Company is the plaintiff or claimant;

and

          (d) There is no action, suit or proceeding pending or, to the knowledge of the Company or any of the Stockholders, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

     3.26. INSURANCE. Schedule 3.26 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience for the most recent three years with respect to each type of coverage) of all policies or binders of insurance maintained, owned or held by the Company which are in effect on the date hereof. Such policies and binders are in full force and effect. The Company has complied with each of such insurance policies and binders and has not failed to give any material notice or present any claim thereunder in a due and timely manner.

     3.27. ENVIRONMENTAL PROTECTION. (a) All Facilities and property (including underlying groundwater) which are currently owned, operated or leased (including Facilities or properties subleased to a third party) by the Company were, during any period of ownership, operation or leasing (including subleasing to a third party) by the Company, and continue to be, in compliance with all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, guidelines or any binding determinations of any Governmental Body (including consent decrees and administrative orders) relating to protection of the environment or public or worker health and safety (collectively, "Environmental Laws").

          (b) There has been no Release by the Company of any Contaminant on, in, under or from any Facility now or previously owned, operated or leased by the Company.

          (c) The Company is not subject to the environmental liabilities of any third party, whether by contractual agreement or operation of law.

          (d) Schedule 3.27(d) sets forth a true and complete list of each Facility previously owned, operated or leased by the Company.

     3.28. STOCKHOLDERS' ASSETS. Except for artwork in offices, personal effects and reference books, none of the Stockholders owns any assets or properties relating to or used by the Company in the Business.

     3.29. NO FINDER. The Company has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     3.30. TRANSACTIONS WITH AFFILIATES. Except for the employment of the Stockholders and Judith Horn by the Company, and except as set forth on Schedule 3.32, since January 1, 1994, there have been no material transactions in respect of the Company between the Company and any officer, director or other Affiliate of the Company (including spouses, children and other relatives of any of the foregoing).

     3.31. POOLING OF INTERESTS. The Company has not taken any of the following actions:

     (a) Except for the 1989 Buy/Sell Agreement, changed, amended or altered the rights or privileges of, or imposed any restrictions on, any share of Company Common Stock from the rights and privileges of such Company Common Stock which are set forth in the Company's Articles of Incorporation and By-laws.

     (b) From November 1, 1993 to the date hereof, changed the equity interests of the Company in contemplation of the transactions to be consummated by this Agreement and the Merger Agreement (including distributions to any holder of Company Common Stock.)

     (c) Reacquired any shares of the Company for purposes of consummating any type of business combination.


                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                               THE STOCKHOLDERS

     Each Stockholder, severally and not jointly, represents and warrants to Eagle Point as follows:

     4.1. AUTHORITY. Such Stockholder has the capacity to enter into this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof. This Agreement constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, subject to (a) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (b) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws relating to or affecting creditors' rights generally. At or prior to Closing, such Stockholder will execute and deliver to the Company and Eagle Point a written consent whereby such Stockholder will indicate such Stockholder's consent to and approval of the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby and such Stockholder will waive such Stockholder's rights of appraisal under the WBCL with respect to the Merger and any rights such Stockholder may have to pursue a claim against the members of the Company's Board of Directors for breach of fiduciary duty in approving the Merger.

     4.2. NON-CONTRAVENTION; REQUIRED CONSENTS. Except for the 1989 Buy/Sell Agreement (which will be terminated at or prior to the Closing) and except as set forth on Schedule 4.2 attached hereto, neither the execution of this Agreement by such Stockholder nor the consummation of the Merger (a) will result in the breach of any term or provision of, constitute a default under, or accelerate or change the performance otherwise required under, or result in the creation of any Encumbrance upon any Company Common Stock owned by such Stockholder pursuant to, any agreement (including without limitation any loan agreement or promissory note), indenture, instrument, order, law or regulation to which such Stockholder is a party or by which such Stockholder is bound or
(b) require the approval, consent, waiver, authorization or act of, or the making by such Stockholder of any declaration, filing or registration with any third party or any Governmental Body.

     4.3. OWNERSHIP OF COMPANY COMMON STOCK. The residence address of such Stockholder and the number and percentage of the shares of Company Common Stock held by such Stockholder are set forth on Schedule 3.3 attached hereto. Such shares are owned by such Stockholder as indicated on said Schedule 3.3 of record and beneficially, free and clear of all Encumbrances (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, and state securities laws).

     4.4. INVESTMENT. Such stockholder is acquiring the Eagle Point Shares for investment for such Stockholder's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Stockholder understands that the Eagle Point Shares to be delivered under Sections 1.4 and 1.5, if any, have not been registered under the Securities Act and are being issued to such Stockholder in reliance upon an exemption therefrom which depends upon, among other things, the bona fide nature of such Stockholder's investment intent and the accuracy of the Company's and Stockholder's representations as expressed herein.

     4.5. RULE 144. Such Stockholder acknowledges that the Eagle Point Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Stockholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of unregistered shares subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issuer of such shares, the resale occurring after the expiration of minimum holding periods after a party has purchased and paid for the security to be sold, the resale being effected through a "brokers' transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.


                                   ARTICLE V

                     ADDITIONAL AGREEMENTS OF THE PARTIES

     5.1. ORDINARY COURSE. The Company and the Stockholders, jointly and severally, covenant that prior to the Closing, without Eagle Point's written consent, the Company shall not:

          (a)  take or authorize any of the actions set forth in Section 3.7(b);

          (b) issue or sell any shares of its capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, or make any commitment to issue or sell any such shares or securities;

          (c) directly or indirectly solicit or negotiate with respect to any inquiries or proposals from any person relating to: (i) the merger or consolidation of the Company with any person, (ii) the direct or indirect acquisition by any person of any of the assets of the Company (other than the sale of assets in the ordinary course of business consistent with past practice, not otherwise prohibited by this Section 5.1), or (iii) the acquisition of direct or indirect beneficial ownership or control of the Company or any securities thereof by any person.

          (d) agree or commit to do or authorize any of the foregoing.

     5.2. ACCESS PRIOR TO CLOSING; CERTAIN NOTICES. (a) Upon reasonable notice, the Company, each of its directors, officers, agents and employees, and the Stockholders shall afford Eagle Point and its representatives, (including, without limitation, its independent public accountants, banks or other lenders' representatives and attorneys) reasonable access during regular business hours from the date hereof through the Closing to any and all of the premises, properties, contracts, books, records, data and personnel of the Company or relating to its operations. Eagle Point may contact the customers and vendors of the Company upon prior notice to the Company. The Company, its directors, officers, agents and employees, and the Stockholders shall cooperate fully in connection with the foregoing. The Company and the Stockholders shall use their respective best efforts to provide to Eagle Point such information and documents concerning the Company as reasonably may be requested and obtained without undue effort or expense upon the part of the Company or the Stockholders. The Company and the Stockholders promptly shall notify Eagle Point of any change or event which would reasonably be expected to materially and adversely affect the Business or the results of operations, properties or condition (financial or otherwise) of the Company.

          (b) The Company covenants that prior to the Closing the Company will promptly notify Eagle Point of any notice or any pending, threatened or contemplated lawsuit, claim, suit, proceeding or Governmental Body investigation which, if existing on the date hereof, would have been disclosable pursuant to
Section 3.25(b) or (c).

     5.3. REGULATORY AND OTHER AUTHORIZATIONS. (a) The Company, Eagle Point and the Stockholders will act diligently and reasonably, and shall cooperate in good faith with each other, to secure before the Closing Date, each consent, approval or waiver, in form and substance reasonably satisfactory to the Company or Eagle Point, required to be obtained to satisfy the conditions set forth in
Section 6.1 and Section 6.2 below; provided that neither the Company, any of the Stockholders, Eagle Point nor the Purchaser shall have any obligation to pay any consideration in order to obtain any such consents or approvals.

          (b) During the period prior to the Closing Date, the Company, Eagle Point and the Stockholders shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to satisfy the conditions set forth in Sections 6.1 and 6.2 below; provided, however, that the Company shall not make any agreement or understanding affecting its assets or the Business as a condition for obtaining any such consents or approvals except with the prior written consent of Eagle Point.

     5.4. FURTHER ASSURANCES. At any time and from time to time at or after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.

     5.5. COMPANY FINANCIAL STATEMENTS. The Company shall promptly provide to Eagle Point copies of any financial statements prepared with respect to the Company as of a date or for a period subsequent to that reflected in the Company's Interim Financial Statements.

     5.6. DELIVERY OF DOCUMENTS. Subject to the satisfaction of the conditions to their respective obligations contained in Article VI, the parties shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to Article VII.

     5.7. EMPLOYEES. The Company and each Stockholder hereby acknowledge that, after the Closing, neither Eagle Point nor the Company, as the Surviving Corporation, has any obligation to continue the employment by the Company of any of the employees of the Company; except for the employment of Dan Horn pursuant to the Horn Employment Agreement, David Buettner pursuant to the Buettner Employment Agreement and Kathleen Moeschberger pursuant to the Moeschberger Employment Agreement.

     5.8. EAGLE POINT FINANCIAL STATEMENTS. Eagle Point shall have delivered to the Company and each Stockholder Eagle Point's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, which includes audited financial statements for such fiscal year.

     5.9. CONTINUED RELATIONSHIPS. After the date hereof and through the Closing the Company shall use all reasonable efforts to preserve intact the business of the Company and keep available the services of its officers and employees and maintain good relationships with suppliers, advertising and other customers and others having business relations with the Company.

     5.10.  TRANSFER OF COMPANY COMMON STOCK; AGREEMENT TO VOTE FOR MERGER.
(a) Each Stockholder covenants that prior to the Closing, without Eagle Point's written consent, such Stockholder shall not (i) sell, transfer, mortgage, pledge, otherwise dispose of or suffer to be imposed any Encumbrance on any share of Company Common Stock held by such Stockholder or (ii) grant to any person (other than Eagle Point or Purchaser) any proxy or other right to vote any shares of Company Common Stock held by such Stockholder or over which such Stockholder exercises voting power in a manner that would be inconsistent with its covenants set forth in this Agreement.

          (b) Each Stockholder covenants to execute any further written consent required under the WBCL to evidence that such Stockholder has voted, or caused there to be voted, any and all shares of Company Common Stock held by such Stockholder or over which such Stockholder exercises voting power to approve the Merger Agreement and the Merger.

     5.11. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Between the date hereof and the Closing Date, each of the parties hereto shall refrain from taking any action which would render any of its, his or her respective representations or warranties contained in Article II, III, or IV of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement or the Merger Agreement.

     5.12. NOTIFICATION BY THE COMPANY OF CERTAIN MATTERS. During the period prior to the Closing Date, the Company will promptly advise Eagle Point in writing of (a) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, and (b) any material default by the Company or any Stockholder under this Agreement or event which, with notice or lapse of time of both, would become such a default on or prior to the Closing Date.

     5.13. NECESSARY ACTIONS. Eagle Point, the Purchaser, the Company and the Stockholders shall use all reasonable efforts to effect the Merger as promptly as possible after the date hereof.

     5.14. RELEASE OF STOCKHOLDERS FROM GUARANTEES. At or prior to Closing, Eagle Point shall use its best commercially reasonable efforts to obtain:

          (a) The release of the Stockholders and their spouses from their respective personal guarantees of indebtedness and obligations of the Company to Park Bank (the "Bank Release"); and

          (b) The release of the Stockholders from their respective guarantees of the Indenture of Lease dated June 6, 1991 between the Company, as Lessee, and the Brandywine Company, as Lessor (the "Property Release").

          In the event that Eagle Point, after using its best commercially reasonable efforts, shall not be able to obtain the Bank Release or the Property Release, Eagle Point shall fully indemnify and hold harmless the Stockholders and their spouses for any liabilities incurred in connection with the personal guarantees of the Stockholders and their spouses described in paragraphs (a) and
(b) of this Section 5.14.

          5.15. TERMINATION OF 1989 BUY/SELL AGREEMENT. At or prior to Closing, the Company and the Stockholders shall terminate the 1989 Buy/Sell Agreement.

                                  ARTICLE VI
                             CONDITIONS TO CLOSING

          6.1. THE COMPANY'S AND THE STOCKHOLDERS' CONDITIONS TO CLOSE. The obligations of the Company and the Stockholders under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived, in writing, by the Company or the Stockholders, as the case may be:

          (a) The representations and warranties of Eagle Point contained in this Agreement shall be true and correct on the date hereof and on the Closing Date (except to the extent that they expressly relate to an earlier date);

          (b) Eagle Point shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement (other than in Section 5.6) and satisfied all of the conditions required by this Agreement to be performed or complied with or satisfied by Eagle Point at or prior to the Closing;

          (c) Eagle Point and the Company shall have received all approvals and actions of or by all Governmental Bodies, which are necessary to consummate the transactions contemplated hereby;

          (d) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Govern-mental Body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

          (e) No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any Governmental Body, before a court or Governmental Body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement;

          (f) The Merger Agreement and the Merger shall have been duly approved by Eagle Point as the sole stockholder of Purchaser;

          (g) Eagle Point shall have executed and delivered to the Stockholders the Horn Employment Agreement, the Buettner Employment Agreement and the Moeschberger Employment Agreement;

          (h) Eagle Point, the Company, the Stockholders and the Escrow Agent shall have entered into the Indemnity Escrow Agreement; and

          (i) A certificate, dated as of the Closing, signed by an officer of Eagle Point to the effect set forth in clauses (a) through (h), inclusive, of this Section 6.1.

          6.2. EAGLE POINT'S CONDITIONS TO CLOSE. The obligations of Eagle Point under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of any such conditions may be waived, in writing, by Eagle Point:

          (a) The representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct on the date hereof and on the Closing Date (except to the extent that they expressly relate to an earlier date);

          (b) The Company and the Stockholders shall have performed and complied in all material respects with all the covenants and agreements contained in this Agreement (other than Section 5.6) and satisfied all the conditions required by this Agreement to be performed or complied with or satisfied by it or them at or prior to the Closing;

          (c) Eagle Point and the Company shall have received all approvals and actions of or by all Governmental Bodies, which are necessary to consummate the transactions contemplated hereby;

          (d) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or Governmental Body in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement or the Merger Agreement;

          (e) No action, suit or proceeding shall have been instituted by any person or entity, or threatened by any Governmental Body, before a court or Governmental Body, to restrain or prevent the carrying out of the transactions contemplated by this Agreement or that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business or the results of operations, properties or condition (financial or otherwise) of the Company;

          (f) The Company shall have received all necessary consents or approvals, in form and substance reasonably satisfactory to Eagle Point, to the transactions contemplated by this Agreement as specified in Schedule 3.5 attached hereto;

          (g) The Merger Agreement and the Merger shall have been duly approved by the affirmative vote of the holders of all of the shares of Company Common Stock outstanding and entitled to vote with respect thereto;

          (h) No stockholder of the Company shall have exercised rights of appraisal under the WBCL with respect to the Merger;

          (i) Since the Balance Sheet Date, there shall not have occurred any material adverse change in the Business or the results of operations, properties or condition (financial or otherwise) of the Company;

          (j) Dan Horn shall have entered into an Employment Agreement and a Non-Competition Agreement, in the respective forms of Exhibit C and Exhibit C-1 hereto (collectively, the "Horn Employment Agreement"), David Buettner shall have entered into an Employment Agreement and a Non-Competition Agreement, in the respective forms of Exhibit D and Exhibit D-1 hereto (collectively, the "Buettner Employment Agreement"), and Kathleen Moeschberger shall have entered into an Employment Agreement and a Non-Competition Agreement, in the respective forms of Exhibit E and Exhibit E-1 hereto (the "Moeschberger Employment Agreement");

          (k) Eagle Point, the Company, the Stockholders and the Escrow Agent shall have entered into the Indemnity Escrow Agreement;

          (l) Eagle Point shall have received resignations, effective as of the Closing, of each director of the Company in the form of Exhibit F attached hereto;

          (m) Eagle Point shall have been advised by Deloitte & Touche L.L.P. that the Merger and the transactions contemplated hereby and thereby will likely be treated by the Securities and Exchange Commission as a pooling of interests for accounting purposes; and

          (n) Certificates, dated as of the Closing, signed by the Stockholders and by the President of the Company, respectively, to the effect set forth in clauses (a), (b), and (h) of this Section 6.2, with the Certificate signed by the President of the Company to be to the additional effect set forth in clauses
(c) through (j), inclusive, and (l) of this Section 6.2.


                                  ARTICLE VII
                                  THE CLOSING

          7.1. DELIVERIES BY THE COMPANY AND THE STOCKHOLDERS. At the Closing, the Company and the Stockholders shall deliver the following to Eagle
Point:

          (a) A certificate of status from the Wisconsin Secretary of State stating that the Company is a domestic corporation organized under the laws of Wisconsin, has filed the most recent annual report required to be filed by it and has not filed articles of dissolution;

          (b) Copies of duly adopted resolutions of the Board of Directors of the Company and the Stockholders approving the Merger and the execution, delivery and performance of this Agreement and the Merger Agreement and the other agreements and instruments contemplated hereby and thereby, certified by the Secretary of the Company;

          (c) The duly executed Horn Employment Agreement, Buettner Employment Agreement and Moeschberger Employment Agreement;

          (d)  The duly executed Indemnity Escrow Agreement;

          (e) A true and complete copy of the Articles of Incorporation, as in effect on the Closing Date, of the Company, certified by the Secretary of State of the State of Wisconsin, and a true and complete copy of the Bylaws, as in effect on the Closing Date, of the Company, certified by the Secretary of the Company;

          (f) Duly executed consents of each Stockholder, to the effect described in Section 4.1; and

          7.2. EAGLE POINT'S DELIVERIES. At the Closing, Eagle Point shall deliver the following to the Company and the Stockholders:

          (a) Certificate of good standing from the Secretary of State of the State of Delaware stating that Eagle Point is a validly existing corporation in good standing;

          (b) Certificate of status for the Purchaser from the Wisconsin Secretary of State; and

          (c) Copies of duly adopted resolutions of Eagle Point's and the Purchaser's Board of Directors and the sole shareholder of Purchaser approving the execution, delivery and performance of this Agreement and the Merger Agreement, certified by the Secretary or an Assistant Secretary of Eagle Point or the Purchaser.

                                 ARTICLE VIII
                                INDEMNIFICATION

          8.1. INDEMNIFICATION BY STOCKHOLDERS. Each of the Stockholders, jointly and severally, agrees to indemnify and hold harmless (in accordance with the provisions of and subject to the limitations set forth in Section 8.3) Eagle Point and the Company, as the Surviving Corporation, from and against any and all Losses and Expenses incurred by Eagle Point or the Company in connection with or arising from:

          (a) any breach by any Stockholder or the Company of, or other failure by any Stockholder or the Company to perform, any of the covenants of any Stockholder or the Company contained in this Agreement or in any other agreement (other than the Horn Employment Agreement, Buettner Employment Agreement or Moeschberger Employment Agreement) executed and delivered by or on behalf of any Stockholder or the Company pursuant to this Agreement or in any certificate or other document delivered by any Stockholder or the Company pursuant to this Agreement;

          (b) any breach of any warranty or the inaccuracy of any representation of the Company or any Stockholder contained in this Agreement or any certificate or other document delivered by or on behalf of the Company or any Stockholder pursuant to this Agreement; provided, however, that any obligation of the Stockholders to indemnify and hold harmless Eagle Point and the

Company, as the Surviving Corporation, from and against any and all Losses and Expenses in connection with or arising from any breach of any warranty, or inaccuracy of any representation, made in any provision of Section 3.17, shall be determined without regard to the "to the knowledge of the Company or any of the Stockholders" qualifier contained in any provision of Section 3.17;

          (c) any and all stock transfer Taxes, real estate transfer or gains Taxes, sales Taxes, or other similar Taxes imposed by the State of Wisconsin, or any political subdivision thereof, as a result of the transactions contemplated by this Agreement or the Merger Agreement; and

          (d) any fees, expenses, commissions or other costs (including all legal, accounting, actuarial or consulting fees and expenses) incurred by the Company or the Stockholders in connection with the preparation, negotiation and execution of this Agreement, the Merger Agreement and the Indemnity Escrow Agreement and consummation by the Company on or prior to Closing of the transactions contemplated hereby or thereby, to the extent that such fees, expenses, commissions or costs exceed $10,000;

provided, however, that the Stockholders shall not be required to indemnify and hold harmless Eagle Point under this Section 8.1 with respect to any Loss and Expense incurred by Eagle Point as a result of any breach, inaccuracy, proceeding or other situation described in paragraph (a) or (b) of this Section
8.1 (other than any fraudulent breach or inaccuracy) unless, until and only to the extent that the aggregate amount of all Loss and Expense incurred by Eagle Point with respect to paragraphs (a) or (b) exceeds $5,000. The Stockholders acknowledge and agree that the obligation to indemnify and hold harmless pursuant to this Section 8.1 is an obligation solely of the Stockholders and that, from and after the Closing, none of the Stockholders shall have any right of contribution from the Company, its successors, or any assigns of any of them in respect of the obligations of the Stockholders under this Section 8.1 and that the right to recover from the Stockholders shall not require Eagle Point to seek any recovery from the Company in respect of any Loss or Expense.

     Except for the indemnification provided for in Article X, the indemnification provided for in this Section 8.1 shall be the only available remedy to Eagle Point under this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby and shall terminate twelve months after the Closing Date (and no claims shall be made by Eagle Point under this Section 8.1 thereafter), except that the indemnification by the Stockholders shall continue as to:

               (A) the covenants, representations and warranties of the Stockholders in Sections 3.4, 4.1, 4.3, 4.4 and 5.4 and Article X or in respect of any breach or inaccuracy described in subsection (a) or
          (b) above which is fraudulent on the part of the Company or the Stockholders, as to all of which no time limitation shall apply other than any applicable statute of limitations; and

               (B) any Loss or Expense as to which Eagle Point has notified any Stockholder in accordance with the requirements of Section 8.5 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 8.1, as to which the obligation of the Stockholders shall continue until the liability of the Stockholders shall have been determined pursuant to this Article VIII, and Eagle Point shall have been reimbursed in accordance with and to the extent contemplated by the provisions of Section 8.3 for the full amount of such Loss and Expense, if any, incurred by Eagle Point.

     8.2. INDEMNIFICATION BY EAGLE POINT. Eagle Point agrees to indemnify and hold harmless the Stockholders from and against any and all Losses and Expenses incurred by the Stockholders in connection with or arising from:

          (a) any breach, or alleged breach, by Eagle Point of, or other failure by Eagle Point to perform, any of the covenants of Eagle Point contained in this Agreement or in any other agreement (other than the Horn Employment Agreement, Buettner Employment Agreement or Moeschberger Employment Agreement) executed and delivered by or on behalf of Eagle Point pursuant to this Agreement or in any certificate or other document delivered by Eagle Point pursuant to this Agreement;

          (b) any breach, or alleged breach, of any warranty or the inaccuracy, or alleged inaccuracy, of any representation of Eagle Point contained in this Agreement or any certificate or other document delivered by or on behalf of Eagle Point pursuant to this Agreement;

provided, however, the Stockholders acknowledge and agree that the obligations of Eagle Point pursuant to the terms of this

Section 8.2 to indemnify and hold harmless the Stockholders shall be limited to, in the aggregate, $55,000, and shall terminate twelve months after the Closing Date.

     8.3.  INDEMNITY BY STOCKHOLDERS LIMITED TO INDEMNITY ESCROWED SHARES.
Eagle Point acknowledges and agrees that the obligations of the Stockholders at any particular time pursuant to Section 8.1 to indemnify and hold harmless Eagle Point (other than in respect of any breach by any Stockholder of its representations and warranties contained in Sections 3.4, 4.1, 4.3 or 4.4 and other than in respect of any fraudulent breach) shall be limited to, and paid, settled, satisfied and discharged solely from, any Indemnity Escrowed Shares (including dividends, if any, thereon) then on deposit in the escrow account established pursuant to the Indemnity Escrow Agreement and, except in respect of any breach by any Stockholder of its representations and warranties contained in Sections 3.4, 4.1, 4.3 or 4.4 or in respect of any fraudulent breach, shall be non-recourse to any Stockholder or any assets or properties of any Stockholder (other than such Stockholder's rights and interest, if any, in such Indemnity Escrowed Shares deposited in the escrow account established pursuant to the Indemnity Escrow Agreement).

     8.4.  ADDITIONAL LIMITATIONS.

          (a) An indemnifying party shall have no obligation to pay indemnification for any Loss or Expense to the extent that recovery for such Loss or Expense is actually paid to the indemnified party under any policy of insurance. To the extent that an indemnified party is subsequently paid by an insurance company for any Loss or Expense with respect to which payment was previously received by the indemnified party hereunder, the indemnified party shall promptly, upon receipt of the insurance proceeds, reimburse the indemnifying party from the insurance proceeds in an amount up to the indemnifying party's prior payment to the indemnified party with respect to such Loss or Expense.

          (b) In calculating any Loss or Expense there shall be deducted the amount of any income tax benefit available to any indemnified person (or any of its Affiliates) with respect to such Loss or Expense (after giving effect to the tax effect of receipt of the indemnification payments).

          (c) The amount of any indemnification otherwise payable to an indemnified party with respect to a Loss or Expense, arising from the disallowance by the relevant taxing authority of a tax deduction or tax credit previously taken by the indemnified party, shall be reduced to the extent of the tax benefit to the indemnified party, because it is permitted to deduct or amortize all or any part of the amount that was disallowed as a deduction, or to use all or any part of the tax credit that was disallowed, for the taxable period in question and/or any taxable period thereafter, with appropriate discounts for timing factors.

     8.5. NOTICE OF CLAIMS. (a) If Eagle Point believes that it or the Company has suffered or incurred any Loss or incurred any Expense, Eagle Point shall so notify the Stockholders and the Escrow Agent promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which Eagle Point intends to claim any liability or expense as Loss or Expense under this Article VIII, Eagle Point shall promptly notify the Stockholders and the Escrow Agent of such action or suit.

          (b) If the Stockholders believe that they have suffered or incurred any Loss or incurred any Expense, the Stockholders shall so notify Eagle Point promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which the Stockholders intend to claim any liability or expense as Loss or Expense under this Article VIII, the Stockholders shall promptly notify Eagle Point of such action or suit.

          (c) The amount to which an indemnified person shall be entitled under this Article VIII shall be determined: (i) by the written agreement between the indemnified person and the indemnifying party; (ii) by arbitration in accordance with Section 11.13 hereof; or (iii) by any other means to which the indemnified person and the indemnifying party shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been finally determined. The indemnified person shall have the burden of proof in establishing the amount of the Loss and Expense suffered by it.

          (d) Notwithstanding the foregoing, the failure of any person hereto to give any notice described in this Section 8.5 shall not relieve any party hereto of its obligations hereunder, except to the extent such failure shall have prejudiced such party.

     8.6. THIRD PARTY CLAIMS. (a) Subject to Section 8.6(b), any person indemnified under this Article VIII shall have the right to conduct and control, through counsel of its choosing, any third party claim, action, suit, proceeding, investigation or other claim giving rise to a claim for indemnification hereunder (a "Third Party Claim") and the person indemnified may compromise or settle the same, provided that the indemnified person shall give the indemnifying party at least 10 days' advance notice of any proposed compromise or settlement. The indemnified person shall permit the indemnifying party to participate in the defense of any Third Party Claim through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the indemnifying party. Subject to Section 8.6(b), any compromise or settlement with respect to a claim for money damages effected after the indemnifying party by notice to the indemnified person shall have disapproved such compromise or settlement shall discharge the indemnifying party from liability with respect to the subject matter thereof, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.

          (b) If the remedy sought in any Third Party Claim is solely money damages and will have no continuing effect on the business, reputation or future business prospects of any indemnified person, the indemnifying party shall have 15 business days after receipt of the notice referred to in the last sentence of
Section 8.5(a) to notify the indemnified person that it elects to conduct and control such Third Party Claim. If the indemnifying party gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the indemnifying party, the conduct and settlement of such Third Party Claim, and the indemnified person shall cooperate with the indemnifying party in connection therewith; provided that (x) the indemnifying party shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of any indemnified person; (y) the indemnifying party shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person except as provided in clause (z) below; and (z) the indemnifying party shall agree promptly to reimburse to the extent required under this Article VIII the indemnified person for the full amount of any Loss arising from or relating to such Third Party Claim and all related Expense incurred by the indemnified person, except fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such Third Party Claim by the indemnifying party. So long as the indemnifying party is contesting any such Third Party Claim in good faith, the indemnified person shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the indemnified person shall have the right to pay or settle any such Third Party Claim, provided that in such event the indemnified person shall waive any right to indemnity therefor by the indemnifying party, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.

     8.7. EXCLUSIVE REMEDY. Eagle Point and the Company acknowledge and agree that, from and after the Closing, except for any claim and the related indemnification described in Article X, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement or the Merger Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, Eagle Point and the Company hereby waive, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action either of them may have against the Stockholders relating to the subject matter of this Agreement or the Merger Agreement arising under or based upon any federal, state or local statute, law, ordinance, rule, permit or regulation.


                                  ARTICLE IX

                                  TERMINATION

     9.1. TERMINATION. This Agreement shall be terminated automatically in the event the Merger Agreement is terminated in accordance with its terms. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may also be terminated at any time prior to the Closing Date:

          (a)  By the mutual consent of the Company and Eagle Point;

          (b) By the Company or Eagle Point if the Closing shall not have occurred on or before December 31, 1995 (or such later date as shall be mutually agreed to in writing by the Company, the Stockholders and Eagle Point); provided that the party seeking termination is not in default or breach of this Agreement;

          (c) By the Company in the event of a breach by Eagle Point of any of its representations, warranties or covenants contained in this Agreement, which breach is not cured by Eagle Point within 10 days after written notice of such breach;

          (d) By Eagle Point in the event of a breach by the Company or the Stockholders of any of their respective representations, warranties and covenants contained in this Agreement, which breach is not cured by the Company or the Stockholders with 10 days after written notice of such breach; or

          (e) By Eagle Point in the event that it is advised by Deloitte & Touche L.L.P. that it is reasonably likely that the Merger will not be treated by the Securities and Exchange Commission as a pooling of interests for accounting purposes.

     9.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to the preceding Section of this Agreement, all further obligations of the parties under this Agreement and the Merger Agreement shall be terminated without further liability of any party or its stockholders, directors or officers to the other parties, provided that nothing herein shall relieve any party from liability for its wilful breach of this Agreement or the Merger Agreement.


                                   ARTICLE X

                RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                 COMPLIANCE WITH SECURITIES ACT; REGISTRATION

     10.1. RESTRICTIONS ON TRANSFERABILITY. The Eagle Point Shares acquired by the Stockholders in connection with the Merger shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Article X, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act. Each Stockholder will cause each proposed purchaser, assignee, transferee or pledgee of such Eagle Point Shares to agree to take and hold such Eagle Point Shares subject to the provisions and upon the conditions specified in this Article X, subject, nevertheless, to any requirement of law that the Stockholder's property remain within such Stockholder's control.

     10.2. RESTRICTIVE LEGEND. Each certificate representing the Eagle Point Shares acquired by the Stockholders in connection with the Merger and any other securities issued in respect of such Eagle Point Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 10.3) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS EAGLE POINT SOFTWARE CORPORATION RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR EAGLE POINT SOFTWARE CORPORATION) REASONABLY ACCEPTABLE TO EAGLE POINT SOFTWARE CORPORATION STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE. IN ADDITION, SUCH SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN THE SUPPLEMENTAL AGREEMENT DATED AS OF NOVEMBER 7, 1995 BETWEEN EAGLE POINT SOFTWARE CORPORATION, EAGLE POINT ACQUISITION CORP., ECOM ASSOCIATES, INC. AND THE STOCKHOLDERS OF ECOM ASSOCIATES, INC. A COPY OF SUCH AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF EAGLE POINT SOFTWARE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF SUCH CORPORATION.

          The Company and each Stockholder consents to Eagle Point making a notation on its records and giving instructions to any transfer agent of such Eagle Point Shares in order to implement the restrictions on transfer established in this Section 10.2 and Section 10.3.

          10.3. NOTICE OF PROPOSED TRANSFERS. (a) The holder of each certificate representing Eagle Point Shares required to bear the legend set forth in Section 10.2 ("Restricted Securities") by acceptance thereof agrees to comply in all respects with any provisions of this Section 10.3 applicable to such Restricted Securities. At least ten days prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Eagle Point of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and shall be accompanied, at such holder's expense, by either (a) a written opinion of legal counsel (such opinion to be reasonably satisfactory to Eagle Point), addressed to Eagle Point, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no action" letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to Eagle Point. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made in compliance with Rule 144 of the Securities Act, the appropriate restrictive legend set forth in Section 10.2, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and Eagle Point such legend is not required in order to establish compliance with any provisions of the Securities Act.

          10.4. PIGGY-BACK REGISTRATION. (a) Notice of Registration. If, at any time or from time to time, Eagle Point shall determine to register any Eagle Point Shares, either for its own account or the account of a stockholder of Eagle Point, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to Rule 145 of the Securities Act, the Company will:

          (i)  promptly give to each Stockholder written notice thereof; and

         (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Eagle Point Shares acquired by the Stockholders in connection with the Merger ("Registrable Securities") specified in a written request or requests made within 30 days after receipt of such written notice from Eagle Point by any Stockholder.

          (b) Underwriting. If the registration in respect of which Eagle Point gives notice is for a registered public offering involving an underwriting, Eagle Point shall so advise the Stockholders as a part of the written notice given pursuant to Section 10.4(a). In such event the right of any Stockholder to registration pursuant to Section 10.4(a) shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Stockholders, if proposing to distribute their securities through such underwriting, shall (together with Eagle Point and the other Stockholders distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Eagle Point. Notwithstanding any other provision of this Section 10.4, if the managing underwriter determines that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. Eagle Point shall so advise all Stockholders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Stockholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Stockholders at the time of filing the registration statement. If any Stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom, without the loss to such Stockholder of any rights under this Article X, by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto.

          (c) Right to Terminate Registration. Eagle Point shall have the right to terminate or withdraw any registration initiated by it under this
Section 10.4 prior to the effectiveness of such registration whether or not any Stockholder has elected to include securities in such registration.

          10.5.  INDEMNIFICATION.   (a)  Each Stockholder will, if Registrable
Securities held by such Stockholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless Eagle Point, each of its directors and officers, each underwriter, if any, of Eagle Point's securities covered by such registration statement, and each person who controls Eagle Point or such underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Eagle Point, each of its officers and directors, each person controlling Eagle Point, and each such underwriter and each person who controls any such underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Eagle Point by an instrument duly executed by such Stockholder expressly for use therein. Notwithstanding the foregoing, the liability of each Stockholder under this Section 10.5 shall be limited to an amount equal to the aggregate public offering price of the Registrable Securities sold by such Stockholder, unless such liability arises out of or is based upon willful conduct by such Stockholder.

          (b) Each party entitled to indemnification under this Section 10.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnification may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article X unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          10.6. EXPENSES OF REGISTRATION. All Registration Expenses (being defined as all expenses incurred by Eagle Point in complying with Section 10.4, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Eagle Point, blue sky fees and expenses, and the expense of any special audits incident to or required in connection with any such registration) incurred in connection with any registration pursuant to this Article X shall be borne by Eagle Point. Unless otherwise stated, all other Selling Expenses (being defined as all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Stockholders and all fees and disbursements of counsel for the Stockholders) relating to the Registrable Securities registered on behalf of the Stockholders shall be borne by the Stockholders pro rata on the basis of the number of shares so registered. Notwithstanding the foregoing, Eagle Point shall not be required to effect or to pay any Registration Expenses of any registration commenced pursuant to Section 10.4, the request of which registration has been subsequently withdrawn by Stockholders of a number of shares of Registrable Securities such that there are not Stockholders of Registrable Securities intending to participate in the registration sufficient to request such a registration, in which case such expenses shall be borne by the Stockholders of the Registrable Securities requesting or causing such withdrawal.

          10.7. TERMINATION OF REGISTRATION RIGHTS. Any and all registration rights granted by Eagle Point to any Stockholder pursuant to Section 10.4 shall terminate and any and all obligations and rights of both Eagle Point and such Stockholder granted under Section 10.4 or Section 10.6 shall be null and void at the time any such Registrable Securities held by such Stockholder may be transferred by such Stockholder in compliance with Rule 144(k) under the Securities Act.


                                   ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

         11.1. EXPENSES. (a) Eagle Point shall bear the expenses and fees of counsel to the Company or the Stockholders and the Company's accountants incurred by the Company or the Stockholders in connection with the preparation, negotiation and execution of this Agreement, the Merger Agreement, the Indemnity Escrow Agreement, the Horn Employment Agreement, the Buettner Employment Agreement or the Moeschberger Employment Agreement and consummation of the transactions contemplated hereby and thereby, subject to the indemnification of Eagle Point provided in Section 8.1(d) for any fees, expenses or costs described therein which, in the aggregate, exceed $10,000; provided, however, the outstanding legal bill to the Company in the amount of $865.00 shall be paid by the Company prior to the date hereof and such payment shall not be subject to the terms of this Agreement.

          (b) Except as otherwise provided herein, Eagle Point shall bear its own expenses and fees and commissions (including, but not limited to, all compensation and expenses of counsel, consultants and accountants) incurred in connection with its preparation, negotiation and execution of this Agreement, the Merger Agreement, the Indemnity Escrow Agreement, the Horn Employment Agreement, the Buettner Employment Agreement or the Moeschberger Employment Agreement and consummation of the transactions contemplated hereby or thereby.

          11.2. NOTICES. Any notices or other communications required under this Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

          If to the Stockholders or the Company prior to Closing, to:

                    ECOM Associates, Inc.
                    8324 North Steven Road
                    Milwaukee, Wisconsin  53223
                    Attention: Dan Horn, President
                    Telecopy:  (414) 365-2110


          and if to the Stockholders after the Closing, to:

                    8324 North Steven Road
                    Milwaukee, Wisconsin  53223
                    Telecopy:  (414) 365-2110

          with a copy to:

                    Michael, Best & Friedrich
                    100 E. Wisconsin Avenue
                    Milwaukee, Wisconsin  53202
                    Attention:  Bartlett C. Petersen
                    Telecopy:   (414) 277-0656

          If to Eagle Point or the Purchaser, to:

                    Eagle Point Software Corporation
                    4131 Westmark Drive
                    Dubuque, Iowa  52002-2627

                    Attention:  Dennis J. George, Chief Financial
                         Officer, Vice President, Secretary and Treasurer
                    Telecopy:   (319) 556-8424

          with a copy to:

                    Sidley & Austin
                    One First National Plaza
                    Chicago, Illinois 60603
                    Attention:  Larry A. Barden
                    Telecopy:   (312) 853-7036


          11.3. ASSIGNMENT. Prior to the Effective Time, this Agreement may not be assigned, by operation of law or otherwise. Following the Effective Time, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

          11.4. INTERPRETATION. The article and section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

          11.5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; and shall become binding when two or more counterparts have been signed by each of the parties hereto and delivered to each of Eagle Point, Purchaser, the Stockholders and the Company.

          11.6. AMENDMENT. This Agreement may not be amended, modified or supplemented except by a writing signed by an authorized representative of each of the parties hereto.

          11.7. ENTIRE AGREEMENT. This Agreement and the Merger Agreement (including the Schedules and Exhibits attached hereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          11.8. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

          11.9. SURVIVAL. The covenants, agreements, indemnities, representations and warranties of the Company, the Stockholders or Eagle Point made in or pursuant to this Agreement shall survive the Closing notwithstanding any investigation made or information obtained by or on behalf of Eagle Point; provided, however, that, except as otherwise provided in Article VIII, the representations and warranties of the Company, the Stockholders or Eagle Point contained herein or in any certificate delivered with respect thereto (other than the representations and warranties contained in Sections 3.4, 4.1, 4.3 or
4.4 which shall survive for the applicable statute of limitations period) shall terminate twelve months after the Closing Date. Except as otherwise expressly provided in Article VIII, no claim shall be made for breach of any representation or warranty contained herein or in any certificate delivered with respect thereto under this Agreement after the date on which such representations and warranties shall terminate as set forth in this Section.

          11.10. SEVERABILITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          11.11. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party.

          11.12. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provi-sion of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          11.13. GOVERNING LAW; ARBITRATION. (a) This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Wisconsin.

          (b) If the parties hereto are unable to resolve a dispute, such dispute shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitration shall be conducted in Milwaukee, Wisconsin. There shall be a single arbitrator. Eagle Point and the Stockholders shall agree upon the appointment of such arbitrator within thirty (30) days after the arbitration is initiated, failing which the arbitrator shall be appointed as provided in the Rules. The arbitrator shall be independent of and have no prior connection with any of the parties. The reasonable costs and expenses of the arbitrator shall be shared equally between Eagle Point and the Stockholders.

          11.14. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 11.14 and shall be equally applicable to both the singular and plural forms.

          "Affiliate" shall mean: any person or entity (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity involved, including, without limitation, officers and directors, (b) that directly or beneficially owns or holds 5% or more of any equity interest in the person or entity involved, or (c) 5% or more of whose voting securities (or in the case of a person which is not a corporation, 5% or more of any equity interest) is owned directly or beneficially by the person or entity involved. As used herein, the term "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person or entity, whether through ownership of securities, by contract or otherwise.

          "Balance Sheet" has the meaning specified in Section 3.6.

          "Balance Sheet Date" has the meaning specified in Section 3.6.

          "Buettner Employment Agreement" has the meaning specified in Section 6.2(j).

          "Business" means the businesses engaged in by the Company as of the date of this Agreement.

          "Closing" has the meaning specified in Section 1.3.

          "Closing Date" has the meaning specified in Section 1.3.

          "Company Common Stock" has the meaning specified in Section 3.3(a).

          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, medical waste, special waste, asbestos, petroleum or petroleum-derived substance, radioactive material or waste, or any constituent of any such substance or waste and including, without limitation, any substance which any Governmental Body or lawful representative thereof requires to be controlled, removed, monitored, encapsulated or remediated or otherwise addressed for the purposes of protection of the environment or public or worker health and safety.

          "Current Market Price" as used with reference to Eagle Point Shares, means, as of any date of determination, the per share closing sale price of a share of common stock, par value $.01 per share, of Eagle Point on The Nasdaq National Market (as reported in the Midwest edition of the Wall Street Journal) for such date (or, if such date is not a trading date, as of the most recent trading date).

          "Distributable Indemnity Escrowed Shares" has the meaning specified in
Section 1.5.

          "Effective Time" has the meaning specified in Section 1.1.

          "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means (a) any corporation which at, or at any time before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any predecessor of the Company; (b) any partnership, trade or business (whether or not incorporated) which at, or at any time before, the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with the Company; and (c) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company or any predecessor of the Company, any corporation described in clause (a) or any partnership, trade or business described in clause (b).

          "Escrow Agent" has the meaning specified in Section 1.5.

          "Expenses" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, consultants, expert witnesses, accountants and other professionals).

          "Facility" means any real or personal property, plant, building, facility, structure, underground storage tank, or equipment or unit, or other asset owned, used, leased or operated by the Company.

          "Financial Statements" has the meaning specified in Section 3.6.

          "Governmental Body" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

          "Horn Employment Agreement" has the meaning specified in Section
6.2(j).

          "Indemnity Escrow Agreement" has the meaning specified in Section 1.5.

          "Interim Financial Statements" has the meaning specified in Section 3.6.

          "Knowledge." As used in this Agreement, any reference to the "knowledge" of the Company or the Stockholders, or the like, shall mean those matters which are actually known by any of the Stockholders, without any duty of investigation or inquiry or any constructive or imputed knowledge being attributable to any of them.

          "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

          "Moeschberger Employment Agreement" has the meaning specified in
Section 6.2(j).

          "Permitted Encumbrances" means: (a) encumbrances for taxes or assessments or other governmental charges which are not yet due and payable; (b) materialmen's, merchants', carriers', worker's, repairer's, or other similar Encumbrances arising in the ordinary course of business which are not yet due or payable; (c) purchase money security interests; and (d) the security interest of Park Bank in all of the assets of the Company.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Facility of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Facility.

          "Requirements of Law" means any federal, state or local law, rule or regulation, Governmental Permit or other binding determination of any Governmental Body.

          "Securities Act" has the meaning specified in Section 4.3.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (a) any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, excise, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (b) liability of the Company for the payment of amounts with respect to payments of a type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any Tax sharing arrangement or Tax indemnity arrangement.

          "Tax Returns" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "WBCL" has the meaning specified in Section 1.2.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be duly executed as of the date first above written.

                         EAGLE POINT SOFTWARE CORPORATION


                         By:
                             ---------------------------------------
                              Rodney L. Blum
                              Chairman, President and Chief Executive Officer


                         EAGLE POINT-ACQUISITION CORP.


                         By:
                             ---------------------------------------
                              Rodney L. Blum
                              President


                         ECOM ASSOCIATES, INC.


                         By:
                             ---------------------------------------
                              Daniel G. Horn
                              President



                         STOCKHOLDERS:


                         ----------------------------------------
                                      Daniel G. Horn


                         ----------------------------------------
                                      David A. Buettner


                         ----------------------------------------
                                      Kathleen M. Moeschberger


                         ----------------------------------------
                                      Donald R. Buettner

                                                                       Exhibit F
                                                                       ---------



                       [Form of Director's Resignation]



                               November __, 1995



To the Board of Directors of
  ECOM Associates, Inc.


Ladies and Gentlemen:

          I hereby resign from my position[s] as [insert titles of offices] [and a director] of ECOM Associates, Inc. (the "Company"), such resignation to be effective concurrently with the consummation of the merger of Eagle Point Acquisition Corp., a Wisconsin corporation ("Purchaser"), with and into the Company pursuant to the terms and conditions of the Agreement and Plan of Merger dated November __, 1995 among Eagle Point Software Corporation, Purchaser and the Company.


                                    Very truly yours,



                                    ______________________________
                                    Name: